Axos Bank Announces Acquisition of Verdant Commercial Capital
Adds Nationwide Commercial Lending Vertical

SAN DIEGO, CA – (BUSINESS WIRE) – September 22, 2025 – Axos Bank (“Axos” or the “Company”), the banking subsidiary of Axos Financial, Inc. (NYSE: AX), announced today the acquisition of 100% of the membership interests in Verdant Commercial Capital, LLC (“Verdant” or “VCC”), an independent equipment leasing company with approximately $1.1 billion of loans and leases on its balance sheet at August 31, 2025, including approximately $750 million of on-balance sheet securitizations and $350 million of loans and leases.

Verdant originates small to mid-ticket leases between $50,000 and $5 million nationwide in six specialized industry verticals. Verdant offers a full suite of products, including equipment finance leases, conditional sale leases, fair market value (FMV) leases, and terminal rental adjustment clause (TRAC) leases.

“This acquisition provides us with more scale and enhances our existing equipment leasing business with good risk-adjusted returns,” stated Greg Garrabrants, President and CEO of Axos Financial, Inc. “We like Verdant’s specialization in vendor-based equipment leasing and believe we can scale this business profitably. Additionally, we see opportunities to cross-sell commercial deposits and floorplan lending to manufacturers and dealers in several industry verticals such as specialty vehicles, golf, sports and entertainment. After replacing their high-cost funding with our lower-cost deposit funding and growing new originations, we expect the transaction to be accretive to earnings per share by approximately 2%-3% in fiscal 2026 and 5%-6% in fiscal 2027.”

Axos will pay a 10% premium on Verdant’s book value at closing. The projected initial purchase price of $43.5 million, including a $4 million premium to book value, will be paid in cash at closing. The seller can earn incremental performance-based cash considerations over a four-year period after close if VCC generates a return on equity (“ROE”) above 15%. The total earn-out is capped at $50 million.

Axos and the seller signed a member interest purchase agreement on September 19, 2025. Keefe, Bruyette, and Woods, a Stifel Company (NYSE: SF), acted as the exclusive financial advisor to Verdant in the transaction. The Company expects to close the transaction on September 30, 2025.
About Axos Financial, Inc. and Subsidiaries
Axos Financial, Inc., with approximately $24.8 billion in consolidated assets as of June 30, 2025, is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank provides consumer and business banking products nationwide through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division Axos Advisor Services), with approximately $39.4 billion of assets under custody and/or administration as of June 30, 2025, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents, and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index, among other indices. For more information on Axos Financial, Inc., please visit http://investors.axosfinancial.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to future actions (including, without limitation, the sale of the Notes and effecting the Redemption), its ability to secure financing, Axos’ financial prospects and other projections of its performance. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, monetary policy, inflation, tariffs, government regulation, general economic conditions, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, our ability to attract and retain deposits and access other sources of liquidity, and the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2025, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All written and oral forward-looking statements made in connection with this press release, which are attributable to us or persons acting on Axos’ behalf are expressly qualified in their entirety by the foregoing information.
Contact:
Johnny Lai, CFA
SVP, Corporate Development & Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com